Exhibit 3.1
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
BROADCOM INC.
Broadcom Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:
1. The name of the Corporation is Broadcom Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 17, 2018.
2. This Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended, the “DGCL”) and by the written consent of its sole stockholder in accordance with Section 228 of the DGCL.
3. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:
ARTICLE I
NAME
The name of the corporation is Broadcom Inc. (the “Corporation”).
ARTICLE II
REGISTERED OFFICE AND AGENT
The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.
ARTICLE III
PURPOSE AND DURATION
The purpose of the Corporation is to engage in any lawful activity for which corporations may be organized under the DGCL. The Corporation is to have a perpetual existence.
ARTICLE IV
CAPITAL STOCK
Section 1. Authorized Shares. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock which the Corporation shall have authority to issue is three billion (3,000,000,000). The total number of shares of Common Stock that the Corporation is authorized to issue is two billion nine hundred million (2,900,000,000), having a par value of $0.001 per share, and the total number of shares of Preferred Stock that the corporation is authorized to issue is one hundred million (100,000,000), having a par value of $0.001 per share.

Section 2. Common Stock.
(a) Voting. Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held by such holder on all matters put to a vote of the stockholders of the Corporation.
The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.
(b) Dividends. Subject to the rights of any holders of any shares of Preferred Stock which may from time to time come into existence and be outstanding, the holders of Common Stock shall be entitled to the payment of dividends when and as declared by the Board of Directors of the Corporation (the “Board of Directors”) in accordance with applicable law and to receive other distributions from the Corporation. Any dividends declared by the Board of Directors to the holders of the then outstanding Common Stock shall be paid to the holders thereof pro rata in accordance with the number of shares of Common Stock held by each such holder as of the record date of such dividend.
(c) Liquidation. Subject to the rights of any holders of any shares of Preferred Stock which may from time to time come into existence and be outstanding, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s stockholders after payments to creditors shall be distributed among the holders of the then outstanding Common Stock pro rata in accordance with the number of shares of Common Stock held by each such holder.
Section 3. Preferred Stock. Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided. Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designations relating thereto in accordance with the DGCL, to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.
The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V
BOARD OF DIRECTORS
Section 1. Authority. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
Section 2. Number of Directors. The Board of Directors shall consist of not fewer than one nor more than thirteen (13) members, the exact number of which shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors then in office.
Section 3. Term. Each director shall hold office until the next annual election and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.
Section 4. Removal. Subject to the rights of any holders of any shares of Preferred Stock which may from time to time come into existence and be outstanding, directors may be removed at any time by the affirmative vote of the holders of at least a majority of the voting power of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class.
Section 5. Vacancies. Any vacancy on the Board of Directors, whether arising through death, resignation, retirement, disqualification, removal, an increase in the number of directors or any other reason, may be filled only by a majority of the Board of Directors then in office, even if less than a quorum, or by the sole remaining director.
Section 6. Powers. In addition to the powers and authority herein or by statute expressly conferred upon the Board of Directors, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Amended and Restated Certificate of Incorporation, and the Bylaws of the Corporation; provided, however, the amendment or repeal of any provision of the Bylaws, or the adoption of any new bylaw, after the effectiveness of this Amended and Restated Certificate of Incorporation, shall not invalidate any prior act of the Board of Directors which would have been valid if such bylaws had not been adopted.
Section 7. Officers. Except as otherwise expressly delegated by resolution of the Board of Directors, the Board of Directors shall have the exclusive power and authority to appoint and remove officers of the Corporation.
ARTICLE VI
STOCKHOLDERS
Section 1. Actions by Consent. Except as may be provided in a resolution or resolutions of the Board of Directors providing for any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by written consent in lieu of a meeting.
Section 2. Special Meetings of Stockholders. Subject to the rights of holders of any series of Preferred Stock, unless otherwise required by law, special meetings of the stockholders, for any purpose or purposes, may only be called by either (i) the Chair of the Board of Directors or by the Secretary of the Corporation upon direction of the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors constituting the Board of Directors or (ii) two or more stockholders as provided in the Bylaws of the Corporation.

Section 3. Meeting Location. Meetings of stockholders may be held within or outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors, or in the Bylaws of the Corporation. The books of the Corporation may be kept within or outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors, or in the Bylaws of the Corporation.
Section 4. Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.
ARTICLE VII
LIABILITY AND INDEMNIFICATION
Section 1. Director Limitation of Liability. To the maximum extent permitted by Delaware law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If Delaware law is amended or interpreted after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by Delaware law as so amended or interpreted.
Section 2. Right to Indemnification.
(a) Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, except for liability (i) for any breach of a director’s loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to the liability of directors for unlawful payment of a dividend or an unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit, any director or officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines, excise taxes or penalties under the Employment Retirement Income Security Act of 1974 and amounts paid in settlement) reasonably incurred by such person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in the Bylaws, the Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized in the specific case by the Board of Directors.
(b) Employees and Agents. The Corporation shall have the power to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.
Section 3. Contract Rights. The rights conferred upon indemnitees in this Article VII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or employee of the Corporation and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.
Section 4. Not Exclusive Remedy. The rights to indemnification and to the advancement of expenses conferred on any indemnitee in this Article VII shall not be exclusive of any other rights that such indemnitee may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, provision of the Bylaws of the Corporation, agreement, vote of stockholders or disinterested directors, or otherwise.
Section 5. Amendment or Repeal. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any Proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
ARTICLE VIII
EXCLUSIVE FORUM
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (c) any action arising pursuant to any provision of the DGCL or the Bylaws of the Corporation or this Amended and Restated Certificate of Incorporation (as either may be amended from time to time) or (d) any action asserting a claim against the Corporation governed by the internal affairs doctrine. If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII.
ARTICLE IX
AMENDMENT
From time to time any of the provisions of this Amended and Restated Certificate of Incorporation may be amended, altered, changed or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Amended and Restated Certificate of Incorporation are granted subject to the provisions of this Article IX.

In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power of adopt, amend, alter or repeal the Bylaws of the Corporation as provided therein. The Bylaws of the Corporation also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least a majority of the voting power of the then-outstanding shares of voting stock of the Corporation with the power to vote at an election of directors, voting together as a single class. The Corporation may in the Bylaws of the Corporation confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.
(Signature Page to Follow.)

IN WITNESS WHEREOF, the Corporation has executed this Amended and Restated Certificate of Incorporation on this 2nd day of April, 2018.

BROADCOM INC.

By:	/s/ Hock E. Tan
Hock E. Tan
President and Chief Executive Officer
[Signature Page to Broadcom Inc. Certificate of Incorporation]

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
BROADCOM INC.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

The name of the corporation is Broadcom Inc. (the “Corporation”). The Corporation, duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:
1. That the Board of Directors of the Corporation duly adopted resolutions setting forth an Amendment to the Amended and Restated Certificate of Incorporation declaring Section 1 of the Article thereof numbered “IV” be amended and restated so that said Section 1 of Article IV shall read in its entirety as follows:
Section 1.          Authorized Shares.  The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.”  The total number of shares of capital stock which the Corporation shall have authority to issue is twenty-nine billion, one hundred million (29,100,000,000).  The total number of shares of Common Stock that the Corporation is authorized to issue is twenty-nine billion (29,000,000,000), having a par value of $0.001 per share, and the total number of shares of Preferred Stock that the corporation is authorized to issue is one hundred million (100,000,000), having a par value of $0.001 per share. At the Effective Time, each share of Common Stock issued and outstanding, and each share of Common Stock held by the Corporation as treasury stock, in each case as of immediately prior to the Effective Time, shall automatically, without further action on the part of the Corporation or any holder thereof, be subdivided and reclassified into ten (10) validly issued, fully paid and nonassessable shares of Common Stock, reflecting a ten (10) to one (1) stock split (the “Forward Stock Split”).  Following the Effective Time, each certificate representing shares of Common Stock issued and outstanding immediately prior to the Effective Time shall be deemed to represent the number of shares of Common Stock into which the shares represented thereby have been subdivided and reclassified pursuant to the Forward Stock Split, until such certificate is surrendered to the Corporation for cancellation or exchange.
2. That the foregoing amendment to the Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
3. This Certificate of Amendment to the Amended and Restated Certificate of Incorporation shall become effective at 4:30 p.m. Eastern Time on July 12, 2024 (the “Effective Time”).

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IN WITNESS WHEREOF, this Certificate of Amendment to the Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on this twelfth day of July, 2024.

BROADCOM INC.

By:	/s/ Kirsten Spears
Name:	Kirsten Spears
Title:	Chief Financial Officer

[Signature Page to Certificate of Amendment]

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